UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2017, the Executive Compensation Committee of State Street Corporation’s Board of Directors approved an amendment to our Executive Supplemental Retirement Plan to eliminate the generally applicable annual defined contribution credits for the 2017 compensation year and for all subsequent compensation years. As participants in the plan, the amendment affects each of our current “named executive officers” identified for compensation disclosure purposes in our definitive proxy statement for our 2016 annual meeting of shareholders, except for Jeffrey N. Carp. Prior to the January 2017 amendment, the plan had provided all of our current named executive officers with an annual defined contribution retirement benefit. However, that benefit had been eliminated for each of the 2016 and 2015 compensation years, other than for Mr. Carp whose separately applicable defined contribution retirement benefits are specified in his previously disclosed employment arrangements. The plan also provides a frozen supplemental defined benefit component in which all of our named executive officers, other than Michael F. Rogers and Michael W. Bell, participate but for which no further credits are being made. This component was not subject to the January 2017 amendment. The plan is described in our definitive proxy statement for our 2016 annual meeting of shareholders.

Our current named executive officers are: Joseph L. Hooley, Chairman and Chief Executive Officer; Michael F. Rogers, President and Chief Operating Officer; James S. Phalen, Vice Chairman; Michael W. Bell, Executive Vice President and Chief Financial Officer; and Jeffrey N. Carp, Executive Vice President and Chief Legal Officer. As previously disclosed, Mr. Phalen (age 66) is retiring on January 20, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ Sean P. Newth
	Name:	Sean P. Newth
	Title:	Senior Vice President, Chief Accounting Officer and Controller
Date: January 20, 2017